EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended September 24, 2010

September 24, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	2.8%	3.0%	-1.9%
Class B Units	2.8%	3.0%	-2.4%
Legacy 1 Class Units	2.8%	3.0%	-0.8%
Legacy 2 Class Units	2.8%	3.0%	-1.0%
Global 1 Class Units	2.2%	1.8%	-2.3%
Global 2 Class Units	2.2%	1.8%	-2.5%
Global 3 Class Units	2.2%	1.7%	-3.8%

S&P 500 Total Return Index2	2.1%	9.6%	4.5%
Barclays Capital U.S. Long Government Index2	1.6%	-3.0%	17.0%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary
Agriculturals/Softs
Sector/Market	Price Action	Cause
Corn and soybeans	Increase	Supply concerns stemming from heavy rains in the Midwest
Wheat	Decrease	Weak U.S. export data and speculation demand for U.S. wheat may be declining due to elevated prices
Sugar	Increase	Lack of rainfall in the top-sugar producing region of Brazil

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Currencies
Sector/Market	Price Action	Cause
U.S. dollar	Decrease	Comments from the U.S. Federal Reserve signaling that another round of quantitative easing may be imminent
Japanese yen	Increase	Increased risk aversion caused by weak home sales data in the U.S.
Euro	Increase	Reports showing an improvement in economic growth in France

Grant Park’s longer-term trading advisors are predominantly short the currency sector.  Grant Park’s shorter-term trading advisors are predominantly long the sector.

Energy
Sector/Market	Price Action	Cause
Crude oil	Increase	Speculation that recent strength in the equity markets could bolster demand for energy products
Natural gas	Decrease	News that Tropical Storm Matthew has moved away from key natural gas rigs in the Gulf of Mexico

Grant Park’s longer-term trading advisors are predominantly short the energy sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
North American equity markets	Increase	Reports of strong U.S. capital goods data and optimistic earnings estimates for several key U.S. firms
Nikkei 225 Index	Decrease	Strength in the Japanese yen and ongoing tension with China regarding a recent shipping collision near the disputed Pacific Islands

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Fixed Income
Sector/Market	Price Action	Cause
U.S. Treasuries	Increase	Speculation that the U.S. Federal Reserve will increase purchases of U.S. debt in order to keep interest rates low
Bunds	Increase	Declines in the European equity markets

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Metals
Sector/Market	Price Action	Cause
Precious metals	Increase	A sharp decline in the U.S. dollar
Base metals	Increase	Declines in global inventories and beliefs that global industrial demand is slowly increasing

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.